EXHIBIT 23.3

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Amendment No. 1 to Form S-1/A, Registration Statement under the Securities Act of 1933, as amended, of SMSA Palestine Acquisition Corp. (a Delaware corporation) (File No. 333-169486) of our Report of Independent Certified Public Accountants dated March 15, 2010 (except for Note I as to which the date is March 29, 2010) related to the balance sheets of SMSA Palestine Acquisition Corp. as of December 31, 2009 and 2008 and the related statements of operations and comprehensive loss, changes in shareholders' equity (deficit) and statements of cash flows for each of the years ended December 31, 2009 and 2008 and for the period from August 1, 2007 (date of bankruptcy settlement) through December 31, 2009, respectively. which accompany the appropriate financial statements contained in such Amendment No. 1 to Form S-1/A, Registration Statement under the Securities Act of 1933, as amended, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA

Dallas, Texas
November 4, 2010